Exhibit 99.7

UNAUDITED PRO FORMA CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS

PARSLEY ENERGY, INC. AND SUBSIDIARIES

PRO FORMA CONSOLIDATED AND COMBINED BALANCE SHEETS AS OF SEPTEMBER 30, 2016

(in thousands)

	PE Historical	Double Eagle Acquisition	Pro forma adjustments			PE Pro forma
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$571,762	$11,322	$1,400,000	(a	)	$549,798
			(1,433,286)	(b	)
Restricted cash	2,755	1,489	(1,489)	(b	)	2,755
Accounts receivable:
Joint interest owners and other	13,708	2,031	—	(b	)	15,739
Oil, natural gas and NGLs	45,685	12,807	(12,807)	(b	)	45,685
Related parties	331	—	—			331
Short-term derivative instruments, net	32,537	—	—			32,537
Other current assets	25,713	161	(161)	(b	)	25,713

Total current assets	692,491	27,810	(47,743)			672,558

PROPERTY, PLANT AND EQUIPMENT
Oil and natural gas properties, successful efforts method	3,435,514	783,201	2,024,169	(a	)	6,242,884
Accumulated depreciation, depletion and impairment	(450,387)	(12,358)	12,358	(b	)	(450,387)

Total oil and natural gas properties, net	2,985,127	770,843	2,036,527			5,792,497

Other property, plant and equipment, net	47,441	—	—			47,441

Total property, plant and equipment, net	3,032,568	770,843	2,036,527			5,839,938

NONCURRENT ASSETS
Long-term derivative instruments, net	21,017	—	—			21,017
Deferred tax asset	6,832	—	4,234	(a	)	11,066
Other noncurrent assets	3,564	—	—			3,564

Total noncurrent assets	31,413	—	4,234			35,647

TOTAL ASSETS	3,756,472	798,653	1,993,018			6,548,143

LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable and accrued expenses	132,749	26,181	(26,181)	(b	)	132,749
Revenue and severance taxes payable	57,926	—	—			57,926
Current portion of long-term debt	1,543	383	(383)	(b	)	1,543
Short-term derivative instruments	21,122	—	—			21,122
Current portion of asset retirement obligations	3,214	—	696	(a	)	3,910

Total current liabilities	216,554	26,564	(25,868)			217,250
NONCURRENT LIABILITIES
Long-term debt	942,726	1,373	348,627	(a	)	1,292,726
Asset retirement obligations	13,917	2,291	1,680	(a	)	15,597
			(2,291)	(b	)
Deferred tax liability	6,536	2,256	11,544	(a	)	20,336
Payable pursuant to tax receivable agreement	101,678	—	3,486	(a	)	105,164
Long-term derivative instruments	12,465	—	—			12,465
Other noncurrent liabilities	2	370	(370)	(b	)	2

Total noncurrent liabilities	1,077,324	6,290	362,676			1,446,290

	PE Historical	Double Eagle Acquisition	Pro forma adjustments			PE Pro forma
COMMITMENTS AND CONTINGENCIES
Members’ equity	—	761,282	(761,282)	(b	)	—
STOCKHOLDERS’ EQUITY
Preferred stock	—	—	—			—
Common stock:
Class A Common Stock	1,797	—	360	(a	)	2,157
Class B Common Stock	280	—	394	(a	)	674
Additional paid in capital	2,149,388	—	1,589,489	(a	)	3,738,877
Accumulated deficit	(32,510)	—	—			(32,510)
Treasury stock	(381)	—	—			(381)

Total stockholders’ equity	2,118,574	—	1,590,243			3,708,817
Noncontrolling interest	344,020	4,517	827,249	(a	)	1,175,786

Total equity	2,462,594	765,799	1,656,210			4,884,603

TOTAL LIABILITIES AND EQUITY	3,756,472	798,653	1,993,018			6,548,143

PARSLEY ENERGY, INC. AND SUBSIDIARIES

PRO FORMA CONSOLIDATED AND COMBINED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2016

(in thousands)

	PE Historical	Double Eagle Acquisition	Pro forma adjustments			PE Pro forma
REVENUES
Oil sales	$255,865	$19,882	$—			$275,747
Natural gas sales	19,834	2,078	—			21,912
Natural gas liquids sales	24,811	2,455	—			27,266
Other	733	323	—			1,056

Total revenues	301,243	24,738	—			325,981

OPERATING EXPENSES
Lease operating expenses	44,509	5,739	—			50,248
Production and ad valorem taxes	18,993	1,554	—			20,547
Depreciation, depletion and amortization	171,113	8,216	(3,586)	(c	)	175,743
General and administrative expenses	61,301	7,851	—			69,152
Exploration costs	12,779	2,277	—			15,056
Acquisition costs	926	—	—			926
Accretion of asset retirement obligations	575	65	22			662
Other operating expenses	3,767	1,140	—			4,907

Total operating expenses	313,963	26,842	(3,564)			337,241

OPERATING (LOSS) INCOME	(12,720)	(2,104)	3,564			(11,260)

OTHER EXPENSE
Interest expense, net	(38,954)	(1,250)	(12,531)	(d	)	(52,735)
Loss on sale of property	(119)	(2,793)	2,793	(g	)	(119)
Loss on derivatives	(23,842)	—	—			(23,842)
Other expense	(950)	—	—			(950)

Total other expense	(63,865)	(4,043)	(9,738)			(77,646)

LOSS BEFORE INCOME TAXES	(76,585)	(6,147)	(6,174)			(88,906)
INCOME TAX BENEFIT (EXPENSE)	21,765	(242)	4,315	(e	)	25,838

NET LOSS	(54,820)	(6,389)	(1,859)			(63,068)

LESS: NET LOSS ATTRIBUTABLE TO NONCONTROLLING INTERESTS	11,383	28	6,703	(h	)	18,114

NET (LOSS) INCOME ATTRIBUTABLE TO PARSLEY ENERGY, INC. STOCKHOLDERS	(43,437)	(6,361)	4,844			(44,954)

Net loss per common share:
Basic	$(0.28)			(f	)	$(0.23)
Diluted	$(0.28)			(f	)	$(0.23)
Weighted average common shares outstanding:
Basic	156,018			(f	)	192,018
Diluted	156,018			(f	)	192,018

PARSLEY ENERGY, INC. AND SUBSIDIARIES

PRO FORMA CONSOLIDATED AND COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2015

(in thousands)

	PE Historical	Double Eagle Acquisition	Pro forma adjustments			PE Pro forma
REVENUES
Oil sales	$215,795	$8,243	$—			$224,038
Natural gas sales	26,582	984	—			27,566
Natural gas liquids sales	23,680	872	—			24,552
Other	417	(2)	—			415

Total revenues	266,474	10,097	—			276,571

OPERATING EXPENSES
Lease operating expenses	62,913	2,355	—			65,268
Production and ad valorem taxes	17,800	685	—			18,485
Depreciation, depletion and amortization	178,281	3,622	(1,643)	(c	)	180,260
General and administrative expenses	55,294	6,449	—			61,743
Exploration costs	13,865	72	—			13,937
Impairment	950	—	—			950
Accretion of asset retirement obligations	826	5	110			941
Rig termination costs	8,970	—	—			8,970
Other operating expenses	1,696	384	—			2,080

Total operating expenses	340,595	13,572	(1,533)			352,634

OPERATING (LOSS) INCOME	(74,121)	(3,475)	1,533			(76,063)

OTHER (EXPENSE) INCOME
Interest expense, net	(45,553)	(87)	(18,288)	(d	)	(63,928)
Loss on sale of property	(34,374)	2,498	(2,498)	(g	)	(34,374)
Gain on derivatives	60,818	—	—			60,818
Other expense	(3,556)	—	—			(3,556)

Total other (expense) income	(22,665)	2,411	(20,786)			(41,040)

LOSS BEFORE INCOME TAXES	(96,786)	(1,064)	(19,253)			(117,103)
INCOME TAX BENEFIT (EXPENSE)	23,755	(242)	6,086	(e	)	29,599

NET LOSS	(73,031)	(1,306)	(13,167)			(87,504)

LESS: NET LOSS ATTRIBUTABLE TO NONCONTROLLING INTERESTS	22,547	—	2,965	(h	)	25,512

NET LOSS ATTRIBUTABLE TO PARSLEY ENERGY, INC. STOCKHOLDERS	(50,484)	(1,306)	(10,202)			(61,992)

Net loss per common share:
Basic	$(0.45)			(f	)	$(0.42)
Diluted	$(0.45)			(f	)	$(0.42)
Weighted average common shares outstanding:
Basic	111,271			(f	)	147,221
Diluted	111,271			(f	)	147,221

PARSLEY ENERGY, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS

Introduction

Parsley Energy, Inc. (either individually or together with its subsidiaries, as the context requires, “PE” or the “Company”) was formed in December 2013. The Company is the managing member of Parsley Energy, LLC (“Parsley LLC”) and is responsible for all operational, management and administrative decisions of Parsley LLC, and it consolidates the financial results of Parsley LLC and its subsidiaries. The Company is an independent oil and natural gas company focused on the acquisition and development of unconventional oil and natural gas reserves in the Permian Basin. The following unaudited pro forma consolidated and combined financial statements of the Company reflect the consolidated historical results of the Company and the assets acquired in the Double Eagle Acquisition (as defined below), on a pro forma basis to give effect to the following transactions, which are described in further detail below, as if they had occurred on September 30, 2016 for pro forma balance sheet purposes, and on January 1, 2015 and January 1, 2016 for pro forma statements of operations purposes:

The Double Eagle Acquisition. On February 7, 2017, the Company entered into a contribution agreement (the “Double Eagle Contribution Agreement”) with Double Eagle Energy Permian Operating LLC, Double Eagle Energy Permian LLC and Double Eagle Energy Permian Member LLC (collectively, “Double Eagle”), which provides for the contribution by Double Eagle of all of its interests in Double Eagle Lone Star LLC, DE Operating LLC, and Veritas Energy Partners, LLC, as well as certain related transactions with an affiliate of Double Eagle. As a result, the Company expects to acquire (the “Double Eagle Acquisition”) approximately 167,000 gross (71,000 net) acres located in the Midland Basin and approximately 7,300 gross (3,300 net) associated horizontal drilling locations for an aggregate purchase price of approximately $2.8 billion, subject to certain purchase price adjustments set forth in the Double Eagle Contribution Agreement.

The aggregate purchase price for the Double Eagle Acquisition will consist of (i) approximately $1.4 billion in cash and (ii) approximately 39.4 million units in Parsley LLC (“PE Units”) and a corresponding approximately 39.4 million shares of the Company’s Class B common stock (“Class B Common Stock”). Upon the expiration of a 90-day lock-up period following the consummation of the Double Eagle Acquisition, each PE Unit, together with a corresponding share of the Company’s Class B Common Stock, will be exchangeable, at the option of the holder, for one share of the Company’s Class A common stock, or, if either the Company or Parsley LLC so elects, cash.

The Double Eagle Contribution Agreement contains customary representations and warranties, covenants and indemnification provisions and has an effective date of January 1, 2017. The Company and Double Eagle expect to close the Double Eagle Acquisition on or before April 17, 2017, subject to the satisfaction of customary closing conditions.

Equity Offering. For purposes of the unaudited pro forma consolidated and combined financial statements, the “Equity Offering” is defined as the issuance and sale to the public of 36.0 million shares of the Company’s Class A Common stock in February 2017, resulting in approximately $1.1 billion of proceeds, net of underwriting discounts, commissions and offering-related expenses.

2025 Note Offering. For purposes of the unaudited pro forma consolidated and combined financial statements the 2025 Note Offering is defined as the February 2017 issuance of $350.0 million aggregate principal amount of 5.25% senior unsecured notes due 2025 at par (the “2025 Notes Offering” or “2025 Notes”). These notes will be used to partially fund the cost of the proposed Double Eagle Acquisition.

Basis of Presentation. The unaudited pro forma consolidated and combined statements of operations of the Company for the year ended December 31, 2015 are based on the audited historical statements of operations of the Company for the year ended December 31, 2015, adjusted to give effect to the Double Eagle Acquisitions and the aforementioned Equity Offering and 2025 Note Offering as if they occurred on January 1, 2015.

The unaudited pro forma consolidated and combined statements of operations of the Company for the nine months ended September 30, 2016 are based on the unaudited historical statements of operations of the Company for the nine months ended September 30, 2016, adjusted to give effect to the Double Eagle Acquisitions and the aforementioned Equity Offering and 2025 Note Offering as if they occurred on January 1, 2015.

The unaudited pro forma consolidated and combined balance sheet of the Company as of September 30, 2016 is based on the unaudited historical consolidated balance sheet of the Company as of September 30, 2016, adjusted to give effect to the Double Eagle Acquisitions and the aforementioned Equity Offering and Note Offering as if they occurred on September 30, 2016.

The pro forma data presented reflect events directly attributable to the described transactions and certain assumptions that the Company believes are reasonable. The pro forma data are not necessarily indicative of financial results that would have been attained had the described transactions occurred on the dates indicated above because they necessarily exclude various operating expenses, such as incremental general and administrative expenses that may be necessary to run the combined companies. The adjustments are based on currently available information and certain estimates and assumptions. Management believes that the assumptions provide a reasonable basis for presenting the significant effects of the transactions as contemplated and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma financial statements.

The unaudited pro forma consolidated and combined financial statements and related notes are presented for illustrative purposes only. If the Equity Offering, the Note Offering and the Double Eagle Acquisitions had occurred in the past, the Company’s operating results might have been materially different from those presented in the unaudited pro forma consolidated and combined financial statements. The unaudited pro forma consolidated and combined financial statements should not be relied upon as an indication of operating results that the Company would have achieved if the transactions contemplated herein had taken place on the specified date. In addition, future results may vary significantly from the results reflected in the unaudited pro forma consolidated and combined statements of operations and should not be relied on as an indication of the future results the Company will have after the completion of the transactions noted in these unaudited pro forma consolidated and combined financial statements.

The following notes discuss the columns presented and the entries made to the unaudited consolidated and combined financial statements.

PE Historical. This column represents the unaudited historical statements of operations and consolidated balance sheet for the Company for the applicable period.

Double Eagle Acquisition. This column represents the unaudited historical statements of operations for the assets acquired in the Double Eagle Acquisition for the applicable period.

Note 1. Preliminary Purchase Price Allocation

The purchase price of the Double Eagle Acquisition is estimated at $2.8 billion and is comprised of the fair value of approximately 39.4 million shares of the Company’s Class B Common Stock and approximately 39.4 million associated PE Units issued to the selling shareholders of Double Eagle, with estimated value of $1.4 billion, along with $1.4 billion of cash paid to those same selling shareholders.

The Double Eagle Acquisition will be accounted for using the acquisition method of accounting with the Company as the acquirer. Under the acquisition method of accounting, the Company will record all assets acquired and liabilities assumed at their respective acquisition date fair values, at the closing date of each of the acquisitions. The fair values of the assets acquired and liabilities assumed are based on a detailed analysis, using industry accepted methods of estimating the current fair value as described below.

The Company has further provided an estimate of the fair value of the oil and natural gas properties acquired in the Double Eagle Acquisition. While the Company has not yet undertaken all of the valuation procedures, the Company intends to utilize two valuation methods in its determination of fair value for the oil and natural gas properties, the cash flow analysis and comparable transaction analysis once that acquisition has been closed. The significant assumptions included in the discounted flow analysis include commodity price assumptions, pricing differentials, reserve risking, and discount rates. NYMEX strip pricing at the acquisition date, less applicable pricing differentials, will be utilized in the discounted cash flow analysis. Risking levels in the discounted cash flow analysis are determined based on a variety of factors, such as; existing well performance, offset production and analogue wells. Discount rates used in the discounted cash flow analysis will be determined by using the estimated weighted average cost of capital for the Company, discount rates published in third party publications, as well as industry knowledge and experience. Comparable transactions will be analyzed to evaluate a range of fair values for similarly situated oil and gas properties that were recently bought or sold in arms-length, observable market transactions. The current preliminary allocation of fair value to the oil and gas properties acquired in the Double Eagle Acquisition is based upon a preliminary discounted cash flow analysis done at the time the purchase and sale agreement was signed and is in a range that is consistent with the anticipated purchase price expected to paid based upon the recent closing price of the Company’s stock.

The preliminary purchase price allocation of the Double Eagle Acquisition is shown below. The final purchase price allocation will be determined when the Company has completed the detail valuations and necessary calculation subsequent to the acquisition. The final purchase price allocation will differ from these estimates and could differ materially from the preliminary allocation used in the pro forma adjustments.

Preliminary Purchase Price Allocation
(In thousands)
Fair value assets acquired:
Proved oil and natural gas properties	$140,747
Unproved oil and natural gas properties	2,666,623
Prepayments to operators	2,031

Total assets acquired	2,809,401

Fair value of liabilities assumed:
Current portion of asset retirement obligations	$696
Asset retirement obligations	1,680
Deferred tax liabilities, net	7,025

Total liabilities assumed	9,401

Purchase price of the Double Eagle Acquisition
Cash consideration paid	$1,421,964
Fair value of Class B Common Stock(a)	1,378,036

Total purchase price	2,800,000

(a)	Based on approximately 39.4 million shares of the Company’s Class B Common stock at an estimated price of $35.00 per share.

Note 2. Pro Forma Adjustments

The Company made the following adjustments in the preparation of the unaudited pro forma financial statements.

(a)	Adjustments to reflect the Equity Offering, 2025 Notes Offering and related proceeds

•	To reflect the increase in cash and cash equivalents of $1.1 billion from the Equity Offering.

•	To reflect the increase in cash and cash equivalents of $350.0 million from the 2025 Notes Offering.

•	To reflect the increase in oil and natural gas properties of $2.0 billion related to the Double Eagle Acquisition up to the total amount noted in the purchase price allocations described in Note 1.

•	To reflect the increase in the current portion of asset retirement obligations of $0.7 million and the long-term portion of asset retirement obligations of $1.7 million related to the Double Eagle Acquisition as noted in the purchase price allocations described in Note 1.

•	To reflect the $4.2 million increase in deferred tax assets and $11.5 million increase in deferred tax liabilities as a result of remeasurement of taxable basis and the increase in noncontrolling interest percentage.

•	The reflect the increase in long term debt of $350.0 million from the 2025 Notes Offering and offset by the elimination of Double Eagle’s prior debt of $1.4 million.

•	To reflect the $3.5 million increase in the payable pursuant to the tax receivable agreement as a result of remeasurement and the increase in noncontrolling interest percentage.

•	To reflect the increase in Class A Common Stock of $0.4 million as a result of the Equity Offering.

•	To reflect the increase in Class B Common Stock of $0.4 million as a result of the issuance of Class B Common Stock.

•	To reflect the increase in additional paid in capital of $1.6 billion and the increase in noncontrolling interest of $827.2 million as a result of the Equity Offering and the decrease in the Company’s ownership of Parsley LLC. Because the decrease in the Company’s ownership interest in Parsley LLC does not result in a change of control, the transaction is accounted for as an equity transaction under Accounting Standards Codification Topic 810—Consolidation, which requires that any differences between the amount by which the carrying value of the Company’s basis in Parsley LLC is adjusted and the fair value of consideration received are derecognized directly in equity and attributed to the noncontrolling interest. Pro forma for this transaction, the Company’s ownership will have decreased from 86.5% to 76.2% as of September 30, 2016.

(b)	Adjustments to reflect the assets and liabilities acquired in the Double Eagle Acquisition.

•	To reflect the following decrease in cash and cash equivalents of $1.4 billion:

•	$1.4 billion paid to the owners of Double Eagle

•	The elimination of $11.3 million of cash owned by Double Eagle that will be retained by the sellers of those entity.

•	The elimination of $1.5 million of restricted cash owned by Double Eagle that will be retained by the sellers of the entity.

•	The elimination of $12.8 million of receivables for oil, natural gas and NGLs sales owned by Double Eagle that will be retained by the sellers of the entity.

•	The elimination of $0.2 million of other current assets owned by Double Eagle that will be retained by the sellers of the entity.

•	The elimination of $12.4 million of historical accumulated depreciation, depletion, amortization and impairment.

•	The elimination of $26.2 million of accounts payable and accrued expenses owned by Double Eagle that will be retained by the sellers of the entity.

•	The elimination of $0.4 million current debt owned by Double Eagle that will be retained by the sellers of the entity.

•	The elimination of $2.3 million of historical asset retirement obligations as the acquired Double Eagle assets are recorded at fair value.

•	The elimination of $2.3 million of deferred tax liabilities that will not be transferred to the Company on completion of the Double Eagle Acquisition.

•	The elimination of $0.4 million of other noncurrent liabilities owned by Double Eagle that will be retained by the sellers of the entity.

•	The elimination of $761.3 million of historical members’ equity of Double Eagle.

(c)	Adjustments to historical depreciation, depletion, and amortization (“DD&A”) of the assets acquired in the Double Eagle Acquisition for the step up of oil and natural gas properties to estimated fair value. The initial allocation of value was approximately $2.7 billion to unproved property and $0.1 billion to proved property.

•	To reflect a decrease in DD&A of $3.7 million in the pro forma consolidated and combined statement of operations for the nine months ended September 30, 2016.

•	This amount includes the elimination of $8.3 million of historical DD&A and is offset by additional DD&A expense of $4.6 million for the nine months ended September 30, 2016.

•	To reflect a decrease in DD&A of $1.6 million in the pro forma consolidated and combined statement of operations for the year ended December 31, 2015.

•	This amount includes the elimination of $3.6 million of historical DD&A and is offset by additional DD&A expense of $2.0 million for the year ended December 31, 2015.

(d)	Adjustments to reflect the increase in interest expense on approximately $350.0 million of the 2025 Notes. The rate of 5.25% is the interest rate of the 2025 Notes.

•	To reflect additional interest expense of $12.5 million for the nine months ended September 30, 2016.

•	This amount includes the elimination of $1.3 million of historical interest expense and is offset by additional interest expense of $13.8 million for the nine months ended September 30, 2016.

•	To reflect additional interest expense of $18.3 million for the year ended December 31, 2015.

(e)	Reflects the estimated incremental income tax provision associated with the Company’s historical results of operations, the results of operations associated with the Double Eagle Acquisition, and pro forma adjustments, assuming these earnings had been subject to federal income tax as a subchapter C corporation using a statutory tax rate of approximately 35.5%, which is inclusive of federal and state income taxes.

•	To reflect additional income tax benefit of $4.3 million for the nine months ended September 30, 2016.

•	To reflect additional income tax benefit of $6.1 million for the year ended December 31, 2015.

(f)	Basic and diluted earnings per share is based on the sale of 36.0 million shares of the Company’s Class A Common Stock in the Equity Offering and then the issuance of approximately 39.4 million shares of the Company’s Class B Common Stock as consideration in the Double Eagle Acquisition.

(g)	Adjustments to reflect the elimination of gain (loss) on sale of Double Eagle assets that will not be purchased by the Company.

•	To reflect the elimination of a $2.8 million loss on sale of property for the nine months ended September 30, 2016.

•	To reflect the elimination of a $2.5 million gain on sale of property for the year ended December 31, 2015.

(h)	Reflects the estimated incremental increase in loss attributable to noncontrolling interest holders associated with the Company’s historical results of operations, the results of operations associated with the Double Eagle Acquisition, and pro forma adjustments, assuming these earnings had been subject to the 10.3% increase in noncontrolling interest ownership.

•	To reflect additional loss attributable to noncontrolling interest owners of $6.7 million for the nine months ended September 30, 2016.

•	To reflect additional loss attributable to noncontrolling interest owners of $3.0 million for the year ended December 31, 2015.

Note 3. Pro Forma Supplemental Oil and Natural Gas Reserve Information

The following tables set forth certain unaudited pro forma information concerning the Company’s proved oil, natural gas and natural gas liquids (“NGLs”) reserves for the year ended December 31, 2015, giving effect to the Double Eagle Acquisition as if it had occurred on January 1, 2015. There are numerous uncertainties inherent in estimating the quantities of proved reserves and projecting future rates of production and timing of development costs. Further, the volumes considered to be commercially recoverable fluctuate with changes in prices and operating costs. The Company emphasizes that reserve estimates are inherently imprecise and that estimates of new discoveries are more imprecise than those of currently producing oil and natural gas properties. Accordingly, these estimates are expected to change as additional information becomes available in the future. The estimates of reserves, and the standardized measure of future net cash flow, shown below, reflects Double Eagle’s development plan for their properties, rather than the Company’s development plan for the properties. The following reserve data represent estimates only and should not be construed as being precise.

	Oil		NGLs		Natural gas		Total
	(MBbls)		(MBbls)		(MMcf)		Boe
	PE Historical	Double Eagle	PE Historical	Double Eagle	PE Historical	Double Eagle	PE Pro forma
Proved Developed and Undeveloped Reserves:
Beginning of the year	47,617	326	22,667	140	123,645	668	91,469
Extensions and discoveries	38,518	4,081	9,232	1,336	53,044	6,750	63,133
Revisions of previous estimates	(6,688)	32	(6,934)	48	(11,825)	171	(15,484)
Purchases of reserves in place	1,133	2,435	551	817	4,138	5,418	6,529
Divestures of reserves in place	(1,896)	—	(278)	—	(1,488)	—	(2,422)
Production	(4,807)	(204)	(1,500)	(72)	(10,339)	(456)	(8,382)

End of the year	73,877	6,670	23,738	2,269	157,175	12,551	134,843

Proved Developed Reserves:
Beginning of the year	23,547	99	11,491	39	65,484	182	46,120
End of the year	27,628	3,779	10,890	1,245	77,612	7,553	57,736

Proved Undeveloped Reserves:
Beginning of the year	24,070	227	11,175	101	58,161	487	45,348
End of the year	46,249	2,890	12,848	1,024	79,563	4,999	77,105

Standardized Measure of Discounted Future Net Cash Flows

Summarized in the following table is information for the standardized measure of discounted cash flows relating to proved reserves as of December 31, 2015, giving effect to the Double Eagle Acquisition. The standardized measure of discounted future net cash flows does not purport to be, nor should it be interpreted to present, the fair value of the oil and natural gas reserves of the property. An estimate of fair value would take into account, among other things, the recovery of reserves not presently classified as proved, the value of unproved properties, and consideration of expected future economic and operating conditions.

The estimates of future cash flows and future production and development costs as of December 31, 2015 are based on the unweighted arithmetic average first-day-of-the-month price for the preceding 12-month period.

Estimated future production of proved reserves and estimated future production and development costs of proved reserves are based on current costs and economic conditions. All wellhead prices are held flat over the forecast period for all reserve categories. The estimated future net cash flows are then discounted at a rate of 10%.

The standardized measure of discounted future net cash flows relating to proved oil and natural gas reserves is as follows:

	December 31, 2015
	PE Historical	Double Eagle Acquisition	PE Pro forma
	(in thousands)
Future cash inflows	$4,225,912	$378,377	4,604,289
Future development costs	(829,560)	(67,529)	(897,089)
Future production costs	(1,534,011)	(135,651)	(1,669,662)
Future income tax expenses (a)	(240,203)	(731)	(240,934)

Future net cash flows	1,622,138	174,466	1,796,604
10% discount to reflect timing of cash flows	(1,024,290)	(91,171)	(1,115,461)

Standardized measure of discounted future net cash flows	$597,848	$83,295	$681,143

(a)	Future net cash flows for Double Eagle do not include the effects of income taxes on future revenues because it is limited liability company not subject to entity-level income taxation. Accordingly, no provision for federal has been provided because taxable income was passed through to their equity holders. Had Double Eagle been subject to entity-level income taxation for federal purposes, it is estimated the additional taxes would be $23.4 million.

In the foregoing determination of future cash inflows, sales prices used for gas and oil for December 31, 2015 were estimated using the average price during the 12-month period, determined as the unweighted arithmetic average of the first-day-of-the-month price for each month. Prices were adjusted by lease for quality, transportation fees and regional price differentials. Future costs of developing and producing the proved gas and oil reserves reported at the end of each year shown were based on costs determined at each such year-end, assuming the continuation of existing economic conditions.

It is not intended that the FASB’s standardized measure of discounted future net cash flows represent the fair market value of the Company’s proved reserves. The Company cautions that the disclosures shown are based on estimates of proved reserve quantities and future production schedules which are inherently imprecise and subject to revision, and the 10% discount rate is arbitrary. In addition, costs and prices as of the measurement date are used in the determinations, and no value may be assigned to probable or possible reserves.

Changes in the standardized measure of discounted future net cash flows relating to proved oil and natural gas reserves are as follows:

	December 31, 2015
	PE Historical	Double Eagle Acquisition	PE Pro forma
	(in thousands)
Standardized measure of discounted future net cash flows at the beginning of the year	$955,629	$8,711	$964,340
Sales of oil and natural gas, net of production costs	(185,344)	(7,097)	(192,441)
Purchase of minerals in place	4,872	38,871	43,743
Divestiture of minerals in place	(53,018)	—	(53,018)
Extensions and discoveries, net of future development costs	485,380	42,328	527,708
Previously estimated development costs incurred during the period	12,560	2,421	14,981
Net changes in prices and production costs	(821,783)	(3,033)	(824,816)
Changes in estimated future development costs	77,621	(2,651)	74,970
Revisions of previous quantity estimates	(225,485)	2,897	(222,588)
Accretion of discount	131,442	876	132,318
Net change in income taxes	249,065	(309)	248,756
Net changes in timing of production and other	(33,091)	281	(32,810)

Standardized measure of discounted future net cash flows at the end of the year	$597,848	$83,295	$681,143

Estimates of economically recoverable oil and natural gas reserves and of future net revenues are based upon a number of variable factors and assumptions, all of which are to some degree subjective and may vary considerably from actual results. Therefore, actual production, revenues, development and operating expenditures may not occur as estimated. The reserve data are estimates only, are subject to many uncertainties and are based on data gained from production histories and on assumptions as to geologic formations and other matters. Actual quantities of oil and natural gas may differ materially from the amounts estimated.